                                                                               .
                                                                               .
                                                                               .

                                                                       EXHIBIT 1

           IDENTIFICATION AND CLASSIFICATION OF RELEVANT SUBSIDIARIES

Relevant Subsidiary                       Item 3 Classification
---------------------------------------   ---------------------
Odyssey America Reinsurance Corporation             (C)
United States Fire Insurance Company                (C)
The North River Insurance Company                   (C)
TIG Insurance Company                               (C)